Yaakov Neeman*

Tuvia Erlich

Meir Linzen

Alan Sacks

Yaacov Brandt

Ehud Sol

Janet Levy Pahima

Amir Seraya

Yael (Neeman) Bar-Shai

Yaacov Sharvit

Eliot Sacks

Baruch Katzman

David Zailer

Mark Phillips

Adam Eytan

Orly Gerbi

Moshe Hardi

Gilad Wekselman

Yossi Ashkenazi

Gil White

Anthony Leibler

Eldad Chamam

Ilanit Landesman Yogev

Limor Hodir

Ory Nacht

Maya Racine Netser

Esther Sternbach

Ariel Flavian

Roni Libster

Menachem Neeman

Karen L. Elburg

Hanan Haviv

Liat Shaked-Katz

Ruth Dagan

Asher Dovev

Odelia Offer

Sharon Petel

Moria Tam-Harshoshanim

Guy Katz

Daniel Reisner

Nurit Dagan

Yaniv Dinovitch

Nir Raber

Harriet Finn

Jay K. Kupietzky

Alon Ziv

Ofir Segev

Ran Hai

Ronen Reingold

Haya Ehrman

Tal Dror Schwimmer

Shai Kagan

Chagai Vered

Gilad Majerowicz

Yuval Navot

Irit Roth

Boaz Golan

Michal Caspi

Shira Margalit -Elbaz

Efri Berkovich

Yehoshua Gurtler

Shachar Porat

Amir Peres

Yair Geva

Nir Dash

Itzhak Shragay

Eran Lempert

Tamara Tapoohi Waldman

Hanna Bilavsky

Saar Pauker

Orit Hipsher

Moshe Yaacov

Daniel Lipman Lowbeer

Carmit Keanan

Neil Wilkof

Nimrod Kozlovski

Moran Yemini

Ofer Granot

Ron Ben-Menachem

Dan Sharot

Ronen Hausirer

Gilad Neeman

Ayelet Regavim-Kahanov

Ariel Yosefi

Asaf Nahum

Roi Hayun

Tal Even-Zahav

Haim Machluf

Ruth Bergwerk

Yuval Meidar

Aviram Hazak

Aya Ben David Ashbel

Efrat Ben-Eliezer

Sagit Avital-Asaf

Rotem Virnik

Robert Wiseman

Michal Gutelzon

Vladi Borodovsky

Yoni Frider

Itai Sarfaty

Elad Shaul

Gal Schwartz

Ran Kedem

Ra'anan Sagi

Na’ama Babish

Avital Agami-Shlomovich

Revital Katz

Eran Wagner

Orit Strauss

Dana Gal-Altbauer

Michal Haberfeld

Hen Tirosh

Racheli Pry-Reichman

Ifat Pagis-Gelman

Zeev Kallach

Tal Hamdi

Yael Chervinsky Edan

Gilad Shay

Coby Solomon

Maayan Hammer-Tzeelon

Chen Luzzatto

Keren Assaf

Tseela Yurkevich

Limor Lerner Shechter

Adina Shapiro

Lev Zigman

Noa Landau Bar-Ner

Uriel Mozes

Tsouriel Picard

Tamar Fefer-Solomon

Elad Wieder

Ilana Berman-Nir

Tamar Bachar

Nir Gal

Michal Lavi

Adar Ortal

Ohad Elkeslassy

Efrat Tzur

Dana Kashi

Nir Miller

Dikla Nassi

Chen Dekel-Zilber

Jennifer Schear

Yotam Blaushild

Liran Barak

Chen Moyal

Eyal Shaltieli

Alon Lederman

Michal Pereg

Erez Nahum

Tomer Farkash

Maor Roth

Rosie Mordoch-Ron

Keren Horowitz

Chen Perek

Rani Hirsh

Zara Gold

Sahar Regev

Omer Yaniv

Nadav Yariv

Jenia Melkhior

Karin Fried

Tal Avigdory

Yehonatan Ohayon

Lital Wolfovitz

Mor Atias

Reut Alcalay

Menachem Danishefsky

Michal Weisbert

Liraz Cohen

Aviv Parienty

Rafael Herbst

Zvika Friedman

Sarit Shainboim

Yael Hauser

Shiran Shouldiner

Michal Siksik Huber

Itamar Gur

Yehuda Hommfor

Doron Hindin

Amit Laufer

Rotem Shay

Talia Blazer

Nimrod Praver

Tomer Marsha

Shani Gertzman

Nofar Asselman

Tal Zohar

Noy Levinson

Maayan Clara Padlon

Einat Steiner

Tom Waltner

Orly Erlich

Oshrit Aviv

Sigal Berger

Eitan Ella

Noa Gruman

Hila Dovev

Noa Leon

Natan Rosenwasser

Grigory Danovich

Lior Sofer

Maya Rozenwax

Dana Comber

Odelia Efrath

Ilan Eliav

Erez Levy

Chen Biton

Eliran Doyev

Orr Diskin

Roi Lagrisi

Daniel Paz

Isaac Zarfati

Sharon Zfoni

Gal Sagi

Sharbel Shama

Smadar Shunim

Erez Abu

Amir Cooper

Hofit Cahana

Yuval Shalom

Elad Gershkovich

EXHIBIT 5.1	28 February 2014
File No: 40959

Magic Software Enterprises Ltd.

Haplada 5

Or Yehuda 60218

Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Israeli counsel to Magic Software Enterprises Ltd. (the "Company"), a company organized under the laws of the State of Israel in connection with an underwritten public offering (the "Offering") contemplating the issuance and sale by the Company of ordinary shares, par value NIS 0.1 per share of the Company (the "Offered Shares"), including Offered Shares issuable upon exercise of an option granted to the Underwriters (as defined below) to purchase additional ordinary shares.

In connection herewith, we have examined originals or copies of (i) the registration statement on Form F-3, (File No. 333- 192241), filed by the Company with the U.S. Securities and Exchange Commission (the "SEC") on November 8, 2013 (as amended through the date hereof, the "Registration Statement") including the prospectus of the Company, as supplemented by the prospectus supplement dated February 27, 2014 (together, the "Prospectus"), with respect to the offering of the Offered Shares included therein, (ii) a copy of the Memorandum of Association of the Company, (iii) a copy of the Articles of Association of the Company, as currently in effect, (iv) resolutions of the board of directors of the Company (the "Board"), (v) the Underwriting Agreement dated February 27, 2014 (the "Underwriting Agreement"), between the Company and Barclays Capital Inc. and William Blair & Company, L.L.C., as representatives of the several underwriters named therein (collectively, the "Underwriters"), (vi) a printout of the Israeli Company's Registrar with respect to the Company, dated February 27, 2014, and (vii) such other documents, corporate records, agreements, certificates and instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons executing documents upon which we have relied, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies. As to all questions of fact required for rendering this opinion that have not independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that, upon payment to the Company for the Offered Shares of the consideration per Offered Share in such amount and form as shall be determined by the Board or an authorized committee thereof, the Offered Shares, when issued and sold in the Offering as described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

This opinion has been prepared for use in connection with the filing by the Company of a Current Report on Form 6-K which will be incorporated by reference into the Registration Statement and the Prospectus. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our name under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933 (the "Securities Act"), the rules and regulations promulgated thereunder or Item 509 of Regulation S-K under the Securities Act.

The opinion expressed herein is limited to Israeli law, and we do not express any opinion as to the laws of any other jurisdiction. In addition, this opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date hereof that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/Herzog, Fox & Neeman
Herzog, Fox & Neeman

2